UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2026 (February 17, 2026)
___________________

HF SINCLAIR CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-41325	87-2092143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2323 Victory Avenue, Suite 1400
Dallas, TX		75219
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (214) 871-3555
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value	DINO	New York Stock Exchange
NYSE Texas, Inc.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company        ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 2.02Results of Operations and Financial Condition.

On February 18, 2026, HF Sinclair Corporation (the “Company”) issued a press release announcing the Company’s fourth quarter 2025 results. The press release also announced a regular quarterly dividend of $0.50 per share. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated herein in its entirety.

The information contained in, or incorporated into, this Item 2.02 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference to such filing.

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2026, the Board of Directors of the Company (the “Board”) received a request from Mr. Tim Go, the Company’s Chief Executive Officer and President, and a member of the Board, to take a voluntary leave of absence from his duties. The Board has accepted the request and, in a special meeting, elected the current Chairperson of the Board, Mr. Franklin Myers, as Chief Executive Officer and President of the Company on a temporary basis, effective as of February 17, 2026. The Board has directed the Nominating, Governance and Social Responsibility Committee of the Board to commence a process to determine what future actions, whether interim or otherwise, should be taken in relation to the position of Chief Executive Officer and President. Mr. Go’s voluntary leave of absence is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Mr. Myers, 73, has served as the Chairperson of the Board of the Company since February 2019. He has served as an Operating Partner of Quantum Energy Partners, a private equity firm, since 2024, and previously served as a Senior Advisor of Quantum Energy Partners since February 2013. Mr. Myers served as an operating advisor to Paine & Partners, LLC, a private equity firm, from 2009 through 2012 and as Senior Advisor to Cameron International Corporation, a publicly traded provider of flow equipment products, from 2008 until 2009. He served Cameron in various other capacities, including as Senior Vice President and Chief Financial Officer from 2003 through 2008, President of Cameron’s compression business from 1998 through 2001 and Senior Vice President and General Counsel from 1995 through 1999. In addition, Mr. Myers served as Senior Vice President and General Counsel of Baker Hughes Incorporated from 1988 through 1995 and as an associate and then a partner at Fulbright & Jaworski (now Norton Rose Fulbright) from 1978 through 1988. Mr. Myers currently serves as a director of Comfort Systems USA, Inc. Mr. Myers served as a director of Frontier Oil Corporation from 2009 until the merger of Frontier Oil Corporation and Holly Corporation in July 2011 and as a director of NCS Multistage Holdings, Inc. from February 2017 to June 2020.

There are no arrangements or understandings between Mr. Myers and any other person pursuant to which Mr. Myers was elected to serve as the Company’s Chief Executive Officer and President on a temporary basis. Mr. Myers does not have any family relationship with any director or executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer. There are no transactions in which Mr. Myers has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The Company expects that the Compensation Committee of the Board will recommend to the Board appropriate compensation for Mr. Myers for his service as temporary Chief Executive Officer and President of the Company, which recommendation will be made to and considered by the Board at a later date.

Item 7.01Regulation FD Disclosure.

On February 18, 2026, the Company issued a press release announcing Mr. Go’s voluntary leave of absence and the election of Mr. Myers as Chief Executive Officer and President of the Company on a temporary basis. A copy of the Company’s press release is attached hereto as Exhibit 99.2 and incorporated herein in its entirety.

The information contained in, or incorporated into, this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act, except as shall be expressly set forth by specific reference to such filing.

Item 9.01Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description

99.1	Press Release of the Company issued February 18, 2026.*

99.2	Press Release of the Company issued February 18, 2026.**

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

* Furnished herewith pursuant to Item 2.02.
**Furnished herewith pursuant to Item 7.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HF SINCLAIR CORPORATION

By:	/s/	Atanas H. Atanasov
Atanas H. Atanasov
Executive Vice President and Chief Financial Officer

Date: February 18, 2026